UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 26, 2022

Innovative MedTech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St. Suite 200 Blue Island,IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424

(Registrant’s Telephone Number, Including Area Code)

 NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about April 26, 2022, Innovative MedTech, Inc. (“Innovative” or the “Company”) entered into an Agreement for Share Exchange (the “Share Exchange Agreement”) to purchase (the “Purchase”) 10,500,000 shares of common stock of Vitality RX, Inc., a Delaware corporation (“Vitality”), representing 100% ownership of Vitality, from Vitality’s five shareholders identified in the Share Exchange Agreement (the “Sellers”), in consideration of the issuance by the Company to the Sellers of 5,500,000 shares of Innovative common stock, and 50,000 shares of Series A Convertible Preferred Stock (which preferred stock is convertible into 5,000,000 shares of common stock) (such shares of common stock and preferred stock collectively the “Shares”).

On or about April 28, 2022, the Purchase was closed, Innovative acquired Vitality from the Sellers, and Innovative issued the Shares to the Sellers.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares were sold to the Sellers in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) promulgated thereunder, as there was no general solicitation, and the transaction did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement, by and between Innovative MedTech, Inc., VC Bin, LLC, Webb Media, LLC, Melides Capital, LLC, Ronald Schreiber, and Dovner Holdings, LLC, dated April 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

2

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovative MedTech, Inc.

Date: April 28, 2022	By:	/s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Member of the Board of Directors

3